EXHIBIT 99.1

Entegris Reports Results for First Quarter of Fiscal 2007

CHASKA (Minneapolis), Minn., May 7, 2007 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for its fiscal first quarter ended March 31, 2007. Highlights for the quarter included:

•	Sales of $161.1 million

•	Non-GAAP operating margin of 11.4%

•	Diluted EPS of $0.08

•	Diluted Non-GAAP EPS of $0.11

•	Cash balance of $305 million, a quarter-to-quarter increase of $30 million

First-quarter sales from continuing operations were $161.1 million, versus $157.7 million for the same period a year ago and $169.1 million in the fourth quarter of fiscal 2006. First-quarter GAAP net income was $10.4 million, or $0.08 per fully diluted share. This result includes total pretax stock-based compensation of $3.1 million, or $0.02 per fully diluted share after tax, of which $0.7 million was for integration-related stock-based compensation.

On a non-GAAP basis, first-quarter income from continuing operations was $14.8 million, or $0.11 per fully diluted share. These results include $1.7 million of severance costs related to a reduction in manufacturing workforce and fixed overhead. The non-GAAP result is adjusted to exclude the after-tax effects of merger-related and other restructuring charges. On a pre-tax basis, the adjustments include restructuring charges of $0.4 million, integration expense of $1.9 million, merger-related amortization expense of $3.5 million, and integration-related stock-based compensation expense of $0.7 million. A reconciliation of GAAP to non-GAAP results is provided elsewhere in this release.

Gideon Argov, president and chief executive officer, said: “Most of our business held up well in the face of an anticipated softening across the semiconductor industry as well as seasonal slowness in demand for our data storage products. Unit-driven and capital driven sales were 58 percent and 42 percent, respectively, of total sales. Our first-quarter operating results reflected steps to trim our manufacturing workforce to align with the current industry outlook, as well as increased investments to accelerate key new product initiatives.”

Argov added: “We are pleased with the initial sales of our new Clarilite Certified solution for reducing reticle haze for advanced lithography processes. This solution further demonstrates our ability to help customers solve challenging contamination issues, which is critical to their successful transition to 65 and 45 nanometer processes.”

The Company ended the quarter with $304.9 million of cash, cash equivalents, and short-term investments, up $30.0 million from the previous quarter. “Even in this somewhat softer industry environment, we are committed to using our strong cash flow and financial position to increase our returns to shareholders,” Argov said.

Outlook

For its fiscal second quarter ending June 30, 2007, the Company currently expects sales to be approximately $155 million to $162 million. GAAP net income per diluted share is expected to range from $0.08 to $0.10. Non-GAAP net income per diluted share is expected to range from approximately $0.10 to $0.12, reflecting pretax adjustments for merger-related amortization expense of $3.5 million and integration-related stock-based compensation expense of approximately $0.5 million.

First-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the 2007 first quarter on Tuesday, May 7, 2007, at 10:00 a.m. Eastern Time. Participants should dial 1-800-811-0667 (domestic callers) or 1-913-981-4901 (for callers outside the U.S.); all callers should use passcode 3703554. A replay of the call can be accessed at 1-719-457-0820 using passcode 4783557. The call will also be webcast on the investor relations portion of the Entegris website at www.entegris.com.

ABOUT ENTEGRIS

Entegris is the global leader in materials integrity management, delivering a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in semiconductor and other high tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

NON-GAAP INFORMATION

In addition to reporting results that are determined in accordance with generally accepted accounting principles in the U.S. (GAAP), the Company also reports non-GAAP results of operations that exclude certain expenses and charges. These non-GAAP results are provided as a complement to results provided in accordance with GAAP in order to provide investors with relevant and useful information about the Company’s ongoing operations. As such, non-GAAP information primarily excludes expenses and charges resulting from purchase accounting and integration activities associated with the Company’s August 2005 merger with Mykrolis Corporation. Earnings guidance for the quarter ending June 30, 2007 is disclosed on both a GAAP and a non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information discussed in this release is contained in the attached exhibits and on the Company’s website at www.entegris.com.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements which are modified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, future operating results of Entegris, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including the discussion described under the headings “Risks Relating to our Business and Industry,” “Manufacturing Risks,” “International Risks,” and “Risks Related to Securities Markets and Ownership of Our Securities” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2006, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 31, 2007	April 1, 2006
Net sales	$161,076	$157,662
Cost of sales(a)	92,277	84,703

Gross profit	68,799	72,959
Selling, general and administrative expenses(b)	46,194	52,068
Engineering, research and development expenses	10,754	9,176

Operating income	11,851	11,715
Interest income, net	2,818	2,023
Other (loss) income, net	(25)	795

Income before income taxes	14,644	14,533
Income tax expense	4,286	4,796
Equity in net earnings of affiliates	(25)	(36)

Income from continuing operations	10,383	9,773
Income from discontinued operations, net of taxes	—	1,580

Net income	$10,383	$11,353

Basic income per common share:
Continuing operations:	$0.08	$0.07
Discontinued operations	—	$0.01
Net income per common share	$0.08	$0.08
Diluted income per common share:
Continuing operations:	$0.08	$0.07
Discontinued operations	—	$0.01
Net income per common share	$0.08	$0.08

Weighted average shares outstanding:
Basic	132,194	136,889
Diluted	135,233	140,402

a)	Cost of sales for the three months ended March 31, 2007 include $0.4 million of merger-related and other restructuring charges, integration expenses, and integration-related stock-based compensation expense. Cost of sales for the three months ended April 1, 2006 includes $2.4 million of merger-related and other restructuring charges, integration expenses, and integration-related stock-based compensation expense.
b)	Selling, general and administrative expenses for the three months ended March 31, 2007 include $6.0 million of merger-related and other restructuring charges, integration expense, integration-related stock-based compensation expense, and merger-related amortization of intangibles. Selling, general and administrative expenses for the three months ended April 1, 2006 include $10.7 million of merger-related and other restructuring charges, integration expense, integration-related stock-based compensation expense, and merger-related amortization of intangibles.

Entegris, Inc.

GAAP to Non-GAAP Reconciliation of Statement of Operations

For the Three Months Ended March 31, 2007

(In thousands, except per share data)

(Unaudited)

	U.S. GAAP	Adjustments	Non-GAAP
Net sales	$161,076	$—	$161,076
Cost of sales(a)	92,277	442	91,835

Gross Profit	68,799	(442)	69,241
Selling, general and administrative expenses(b)	46,194	6,046	40,148
Engineering, research and development expenses	10,754	—	10,754

Operating income	11,851	(6,488)	18,339
Interest income, net	2,818	—	2,818
Other (loss), net	(25)	—	(25)

Income before income taxes	14,644	(6,488)	21,132
Income tax expense	4,286	2,076	6,362
Equity in net earnings of affiliates	(25)	—	(25)

Income from continuing operations	10,383	(4,412)	14,795
Income from discontinued operations, net of taxes	—	—	—

Net income	$10,383	$(4,412)	$14,795

Basic income per common share:
Continuing operations:	$0.08	$0.03	$0.11
Discontinued operations	—	—	—

Net income per common share	$0.08	$0.03	$0.11

Diluted income per common share:
Continuing operations:	$0.08	$0.03	$0.11
Discontinued operations	—	—	—

Net income per common share	$0.08	$0.03	$0.11

Weighted average shares outstanding:
Basic	132,194	132,194	132,194
Diluted	135,233	135,233	135,233

a)	Non-GAAP cost of sales for the three months ended March 31, 2007 is adjusted for $0.4 million of merger-related and other restructuring charges, integration expenses, and integration-related stock-based compensation expense.
b)	Non-GAAP selling, general and administrative expenses for the three months ended March 31, 2007 are adjusted for $1.9 million of integration expense, $0.7 million of integration-related stock-based compensation expense, and $3.5 million of merger-related amortization of intangibles.

Entegris, Inc.

GAAP to Non-GAAP Reconciliation of Statement of Operations

For the Three Months Ended April 1, 2006

(In thousands, except per share data)

	U.S. GAAP	Adjustments	Non-GAAP
Net sales	$157,662	$—	$157,662
Cost of sales(a)	84,703	2,448	82,255

Gross profit	72,959	(2,448)	75,407
Selling, general and administrative expenses(b)	52,068	10,713	41,355
Engineering, research and development expenses	9,176		9,176

Operating income	11,715	(13,161)	24,876
Interest income, net	2,023	—	2,023
Other income, net	795	—	795

Income before income taxes	14,533	(13,161)	27,694
Income tax expense	4,796	4,346	9,142
Equity in net earnings of affiliates	(36)	—	(36)

Income from continuing operations	9,773	(8,815)	18,588
Income from discontinued operations, net of taxes	1,580	—	1,580

Net income	$11,353	$(8,815)	$20,168

Basic income per common share:
Continuing operations:	$0.07	$(0.06)	$0.14
Discontinued operations	$0.01	—	$0.01

Net income per common share	$0.08	$(0.06)	$0.15

Diluted income per common share:
Continuing operations:	$0.07	$(0.06)	$0.13
Discontinued operations	$0.01	—	$0.01

Net income per common share	$0.08	$(0.06)	$0.14

Weighted average shares outstanding:
Basic	136,889	136,889	136,889
Diluted	140,402	140,402	140,402

a)	Cost of sales includes $2.4 million of merger-related and other restructuring charges, integration expenses, and integration-related stock-based compensation expense.
b)	Selling, general and administrative expenses include $10.7 million of merger-related and other restructuring charges, integration expense, integration-related stock-based compensation expense, and merger-related amortization of intangibles.

Entegris, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Cash, cash equivalents and short-term investments	$304,943	$274,974
Accounts receivable	116,445	128,960
Inventories	88,921	94,697
Deferred tax assets	45,182	45,149
Other current assets and assets held for sale	9,289	9,846

Total current assets	564,780	553,626

Property, plant and equipment, net	123,372	121,185

Intangible assets	460,827	465,905
Deferred tax asset – non-current	5,168	5,157
Other assets	12,974	11,745

Total assets	$1,167,121	$1,157,618

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt	$408	$401
Accounts payable	23,534	25,202
Accrued liabilities	43,174	57,071
Income tax payable	5,500	10,025

Total current liabilities	72,616	92,699

Long-term debt, less current maturities	2,895	2,995
Other liabilities	45,248	45,944
Shareholders’ equity	1,046,362	1,015,980

Total liabilities and shareholders’ equity	$1,167,121	$1,157,618

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